Exhibit 10.4
Goldman Sachs Mitsui Marine Derivative Products, L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000
Swapoconfirms 2008/Chrysler/Chrysler DCAT 2008/chrysler dcat 2008 a2b notes swapl ltaa 1711020171

SWAP 1 CONFIRMATION (A-2b)	Goldman Sachs

February 21, 2008

To: Contact:	DaimlerChrysler Auto Trust 2008-A c/o BNYM (Delaware) 100 White Clay Center, Route 273 P.O. Box 6995 Newark, Delaware 19714 Attention: Corporate Trust Administration Facsimile: +1 (302) 453-4400

Copy:	The Bank of New York 101 Barclay Street, 8W New York, NY 10286 Attention: Asset Backed Securities Unit email: jbobko@bankofny.com

and

DaimlerChrysler Financial Services Americas LLC CIMS 405-25-10 27777 Inkster Road Farmington Hills, MI 48335 Attention: Paul Colenso Facsimile: +1 (248) 427-4267

From: Contact:	Goldman Sachs Mitsui Marine Derivative Products, L.P. 85 Broad Street New York, New York 10004 Attention: Swap Administration Facsimile: +1 (212) 902-1000
Re: Interest Rate Swap – A-2b Notes, Reference No LTAA1711020171
Ladies and Gentlemen:
     The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between Goldman Sachs Mitsui Marine Derivative Products, L.P. (“Party A”) and DaimlerChrysler Auto Trust 2008-A (“Party B”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.
     The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. For these purposes, all references in those Definitions to a “Swap Transaction” shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.
     1. This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border), including the Schedule thereto, dated as of February 21, 2008, as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:	Goldman Sachs Mitsui Marine Derivative Products, L.P.

Party B:	DaimlerChrysler Auto Trust 2008-A

Trade Date:	February 13, 2008

Effective Date:	February 21, 2008

Notional Amount:	For the first Calculation Period, the Notional Amount of this Transaction for purposes of calculating payments due by either party on the first Payment Date will be $310,000,000. With respect to any subsequent Calculation Period up through and including the Calculation Period ending on but excluding October 8, 2010, the Notional Amount will be the Note Balance for the A-2b Notes, after giving effect to all amounts distributed as of the Payment Date that is the first day of such Calculation Period, as stated on the Distribution Statement to Noteholders relating to such Payment Date (the “Actual Balance”). Party B shall determine the Actual Balance and shall inform Party A of such determination on such Payment Date. For the avoidance of doubt, after the first Calculation Period, Party B shall notify Party A on each Floating Rate Payer Payment Date of the Actual Balance, determined in accordance with the foregoing sentence, relating to the Notional Amount that relates to the next Floating Rate Payer Payment Date.

For the avoidance of doubt, the Notional Amount shall not be reduced as a result of a liquidation of Collateral following an “Event of Default” (as defined in the Indenture).

Termination Date:	The earlier of (i) October 8, 2010, (x) not subject to adjustment with respect to the Fixed Rate Payer payment obligations and (y) subject to adjustment in accordance with the Modified Following Business Day Convention with respect to the Floating Rate Payer payment obligations or (ii) the date on which the Notional Amount is equal to zero, subject to adjustment in accordance the Following Business Day Convention.

Fixed Amounts

Fixed Rate Payer:	Party B.

Fixed Rate Payer
Payment Date:	The 8th day of each calendar month, commencing March 8, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	3.6175%.

Fixed Rate Day Count
Fraction:	30/360

Fixed Rate Period
End Dates:	No Adjustment.

Floating Amounts

Floating Rate Payer:	Party A.

Floating Rate Payer
Payment Dates:	The 8th day of each calendar month, commencing March 8, 2008, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate for the
initial Calculation
Period:	(The Linear Interpolation of USD-LIBOR-BBA with a Designated Maturity of 2 weeks and USD-LIBOR-BBA with a Designated Maturity of 1 Month.) plus Floating Rate Spread

Floating Rate Option:	USD-LIBOR-BBA.

Floating Rate Spread:	Plus 0.85%

Designated Maturity:	One month.

Floating Rate Day
Count Fraction:	Actual/360.

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

Business Days:	New York

3. Account Details

Payments to Party A:	JP Morgan New York, New York ABA No.: 021000021 Account No.: 9301034733 Entity Name: Goldman Sachs Mitsui Marine Derivative Products, L.P.

Payments to Party B:	Deutsche Bank Trust Company Americas ABA No.: 021001033 Account No.: 01419647 Account Name: Trust and Securities Services Ref: DCAT 2008A Reserve Acct/Coll Acct

Party A Operations Contact:	Goldman Sachs Capital Markets, L.P. 85 Broad Street New York, New York 10004 Attention: Swap Administration Telephone: +1 (212) 902-1000 Telefax: +1(212) 902-5692

Party B Operations Contact:	Deutsche Bank National Trust Company 25 DeForest Avenue, 2nd Floor — MS SUM01-0105 Summit, NJ 07901 Attention Michelc H. Y. Voon Telephone +1 (908) 608-3089 Fax +1 (212) 553-2461

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us.

Best Regards,

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, INC.,
its general partner

By:	/s/ Despina Karamoshos

Name: Despina Karamoshos
Title: Vice President

DAIMLERCHRYSLER AUTO TRUST 2008-A

By: BNYM (DELAWARE)
not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President
GS/DCAT2008-A SWAP 1 CONFIRMATION (A-2b)